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                                                                  Exhibit 10.1

                                              CONFIDENTIAL TREATMENT REQUESTED
                                   UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of the 22nd day of May, 2001 (the "Effective Date"), by and among Hoover's, Inc., a Delaware corporation (the "Company") and Jeffrey R. Tarr, a resident of Travis County, Texas (the "Executive"), and the parties agree as follows:

     1.   RECITALS.

          (a) Company desires to retain Executive as its Chief Executive Officer and President, and Executive desires to accept such appointment, in accordance with the terms of this Agreement; and,

          (b) Each of the Company and Executive acknowledges that each has given and received, good, valuable, present and sufficient consideration to support each of the obligations of the parties under this Agreement.

     2.   RELATIONSHIP.

          The Company hereby employs Executive to serve as the Chief Executive Officer and President of the Company, and Executive hereby agrees to such employment, upon the terms and conditions set forth below. The Company agrees to take such actions as are necessary to cause Executive to be nominated for election by the Company's stockholders to the Board of Directors of the Company (the "Board"), such nomination and election to take place in accordance with the Bylaws of the Company no later than the next annual meeting of the stockholders of the Company, currently scheduled for September, 2001.

     3.   SERVICES. During the time of his employment under this Agreement:

          (a) Executive shall serve as CEO and President of the Company, and shall perform such executive duties and responsibilities commonly incident to such offices as may be prescribed from time to time by the Board; and,

          (b) Executive shall devote his full time, attention and energy to the business of the Company; and

          (c) Subject to reasonable travel requirements, the majority of the services to be provided by Executive to the Company shall be provided at its offices in Austin, Texas, and Executive shall be required to maintain his primary residence within the Austin area during the Term hereof (as defined below).

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               The Company shall not require Executive to report to a primary office that is greater than thirty (30) miles from its present headquarters location.

     4.   TERM.

          The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until terminated in accordance with Section 7 of this Agreement.

     5.   COMPENSATION AND BENEFITS.

          During the Term of Executive's employment under this Agreement:

          (a) subject to the adjustments provided for below, the Company shall pay to Executive a salary at the annual rate of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which salary shall be paid in installments on the Company's customary pay dates and shall be subject to all applicable withholding required by state or federal law; provided, that (i) Executive's salary shall be subject to increase but not decrease during the term of this Agreement in the discretion of the Board, and (ii) the Board will review Executive's compensation at least once annually following completion of the Company's fiscal year (currently March 31), such review to occur no later than one hundred twenty (120) days following the completion of the fiscal year; and

          (b) the Company shall provide to Executive, at the expense of the Company, such benefits as the Board or the Compensation Committee of the Board, if any, in its sole discretion, from time to time, determines to provide, which shall be the same benefits, including health insurance, 401(k) and disability insurance, and subject to the same terms and conditions (including without limitation eligibility requirements) as received by other senior executives of the Company; and

          (c) Executive shall be eligible to receive a bonus for the Company's fiscal year ending March 31, 2002 based on the attainment of financial, operational and strategic goals as set forth on EXHIBIT A attached hereto. Executive may be eligible for such other incentive compensation and bonuses in any calendar year as the Board or the Compensation Committee of the Board, if any, from time to time, determines to provide in its sole discretion; and

          (d) Executive shall receive up to fifteen (15) days of vacation per calendar year, which shall accrue and accumulate in accordance with the Company's vacation policies.


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     6.   CONFIDENTIAL AND PROPRIETARY INFORMATION.

          In consideration of Executive's employment by the Company, the Company's promise to disclose to Executive its confidential and Proprietary Information (as defined below), the compensation now and hereafter paid to Executive, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby agrees with the Company as follows:

          (a) Executive recognizes and acknowledges that he may have access to certain Proprietary Information (defined below) of the Company and its affiliates and that such information constitutes valuable, special and unique property of the Company; the Executive will not, during or after the term of his employment, directly or indirectly divulge, disclose, transmit, use, lecture upon, publish, or otherwise communicate or make available any of such Proprietary Information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as may be required in connection with Executive's work for the Company or if the Company's Board of Directors expressly authorizes such in writing.

          (b) The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data, or any other proprietary information of the Company and each of its subsidiaries or affiliated companies. By way of illustration but not limitation, "Proprietary Information" includes (a) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customer lists and customers that were learned or discovered by Executive during the term of his employment with the Company; (b) information regarding the skills and compensation of other employees of the Company; and (c) "Inventions," which consist of inventions, discoveries, developments, improvements, trade secrets, processes, formulas, data, lists, software programs and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, relating to the business or proposed business of the Company, whether or not patentable, copyrightable, or registrable under patent, copyright, or similar statutes in the United States or elsewhere, that were discovered, developed, created, conceived, reduced to practice, made, learned, or written by Executive, either alone or jointly with others, in the course of his employment with the Company.


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          (c)  Executive understands, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times during the term of Executive's employment and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose, discuss, transmit, use, lecture upon, or publish any Third Party Information, except as such disclosure, discussion, transmission, use, or publication may be required in connection with Executive's work for the Company, or unless the Board of Directors of the Company expressly authorizes such in writing.

          (d) Executive acknowledges and agrees that all data, listings, charts, drawings, records, files, drafts, memoranda, devices, documents, specifications and similar items, together with all copies thereof, relating to the business of the Company and its affiliates or their customers, and/or any other material containing or disclosing any Proprietary Information, Inventions, or Third Party Information whether compiled by Executive, furnished to Executive by the Company or its affiliates, or their customers or clients or otherwise made accessible to Executive or coming into his possession, while Executive is in the employ of the Company, and copies of any such items, shall be and remain the sole and exclusive property of the Company or its customers or clients, as the case may be, and none of such items shall be removed from the Company's business premises by Executive without the prior written consent of the Company, except as required in the course of his employment and all of such items shall be promptly returned to the Company by Executive upon the termination of his employment with the Company for whatever reason.

          (e) Executive understands and agrees that he shall not use the proprietary or confidential information of any former employer or any other person or entity in connection with his employment with the Company. During Executive's employment with the Company, Executive will not improperly use or disclose any confidential or proprietary information, if any, of any former employer or any other person or entity to whom Executive has an obligation of confidentiality, and he will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person or entity to whom Executive has an obligation of confidentiality unless consented to in writing by that former employer, person, or entity.

          (f)  Executive acknowledges that any breach by Executive of this
               Section 6 will result in irreparable harm to the Company with respect to which no adequate


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               remedy at law exists. Accordingly, in addition to any other remedies available to the Company with respect to any actual or threatened breach of this Agreement, Executive consents to the entry of any temporary and permanent injunctive relief.

          (g) The Company's obligations under Section 7(h)(i) of this Agreement (if any) shall cease in the event of Executive's material breach of his obligations under this Section 6.

          (h) Section 6 shall survive the termination of this Agreement, the Term and/or the Executive's employment with the Company.

     7.   TERMINATION.

          (a) The Company shall have the right to terminate the employment of Executive under this Agreement at any time, and without notice, for "Cause" as hereinafter defined. "Cause" for the purpose of this Agreement shall mean any one or more of the following:

               (i) the breach or violation by Executive of this Agreement or the failure of Executive to perform in any material respect any of his obligations under this Agreement for any reason other than death or disability which failure or breach continues after ten (10) days' written notice and opportunity to cure,

               (ii)  gross neglect of duties by Executive,

               (iii) misappropriation of Company assets or willful breach of fiduciary duty as an officer of the Company,

               (iv)  conviction of Executive of a felony, or

               (v) the willful failure or refusal of Executive to follow a lawful and ethical direction from the Board.

          (b) The Company shall have the right to terminate the employment of Executive under this Agreement at any time without "Cause" upon the giving to Executive of thirty (30) days written notice of such termination; PROVIDED, HOWEVER, that during any such thirty
               (30) day notice period, the Company may suspend, with no reduction in pay or benefits, Executive from his duties as set


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               forth herein (including, without limitation, Executive's position as a representative and agent of the Company).

          (c) Executive shall have the right to terminate his employment under this Agreement for "Good Reason" (as defined below). Termination by Executive for Good Reason includes:

               (i) Failure to pay the Executive salary or benefits when due, which breach continues after ten (10) days' written notice and opportunity to cure;

               (ii) A material reduction in Executive's duties and/or responsibilities as the CEO, responsible for directing the operations of the Company, which reduction in duties and/or responsibilities continues after ten (10) days' written notice of Executive's objection to this material reduction in duties and/or responsibilities. A material reduction in duties and/or responsibilities shall be considered taking in to account all of the facts and circumstances, including without limitation the revenues, strategic direction and the number of employees of the operation(s) managed by Executive prior to and following such reduction in Executive's duties and/or responsibilities;

               (iii) Other material breach of this Agreement by the Company, which breach continues after ten (10) days' written notice and opportunity to cure.

               (iv)  A "Change of Control" is defined as:

                     a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended
                         (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or
                         (iii) any acquisition by any employee benefit plan (or related trust)


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                         sponsored or maintained by the Company or any
                         affiliated company.

                     b. Individuals who, as of the date hereof, constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

                     c. Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the


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                         combined voting power of the then-outstanding voting
                         securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                     d. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (d) Executive shall have the right to terminate his employment under this Agreement at any time without "Good Reason" upon giving to the Company thirty (30) days written notice of such termination; PROVIDED, HOWEVER, that the Company may waive all or a portion of the thirty (30) days' notice and accelerate the effective date of such termination.

          (e) The employment of Executive under this Agreement shall terminate automatically upon the death of Executive.

          (f) For purposes of this Agreement, Disability shall mean that the Executive is unable for a period of ninety (90) consecutive days because of accident, illness or disease to substantially render the services required hereunder. In such event, the Executive's employment hereunder can be terminated upon written notice from the Company to the Executive subject to all applicable law.

          (g) In the event of the termination of the employment of Executive under any of subsections (a), (d), (e) or (f), the Company shall have no liability or obligation to Executive under this Agreement except for

               (i) unpaid salary compensation and any unused accrued vacation through, and any unpaid reimbursable expenses outstanding as of, the date of termination; and

               (ii) all benefits, if any, that had accrued to the Executive through the date of termination under the plans and programs described in Section 5 above, or any other applicable plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs.


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          (h)  In the event of a termination by Company without Cause on or prior to the Expiration Date, or the termination by Executive for Good Reason on or prior to the Expiration Date, the Executive shall be entitled to the following:

               (i) as severance compensation, his then applicable salary compensation (payable monthly) for a period of twelve (12) months from the date of such termination, less all applicable withholdings required by state or federal law (and the Executive shall be under no obligation to mitigate his/her damages or seek other employment) (the "Severance Payments");

               (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the date of termination;

               (iii) all benefits, if any, that had accrued to the Executive through the date of termination under the plans and programs described in Section 5 above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs.

               (iv) The making of any Severance Payments set forth in Section 7(h)(i) is expressly conditioned upon the Employee signing a general release drafted in a commercially reasonable fashion (the "Release") of the Company, and its respective affiliates, successors and assigns, officers, directors, employees, agents, attorneys and representatives, of any claims (including without limitation any claims of discrimination) relating solely to Executive's employment with the Company, or the termination thereof, and not to any rights that Executive may have as a stockholder. If the Executive breaches the Release, in addition to any other remedies available to it, the Company may cease making any severance payments and providing the other benefits provided for in Section 7(h)(i), without affecting the Company's rights under this Agreement.


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     8.   NONCOMPETITION.

          In consideration of the premises hereof and in further consideration of the Company's promise to disclose to Executive confidential information and Proprietary Information of the Company as set forth in
          Section 6, and the experience Executive will gain throughout his employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive expressly agrees, confirms, represents and covenants for the benefit of the Company, as follows:

          (a)  During the Non-Compete Period (as defined below), the
               Executive shall not engage either directly or indirectly in competition with the Company, or any of its successors or affiliates, within the Applicable Territory (defined below), and in particular, the Executive shall not, as owner, operator, manager, employee, consultant, independent contractor, agent, salesperson, officer, director, shareholder, investor, guarantor, partner or member of a joint venture, or otherwise, directly or indirectly, engage in any manner in the Business (defined below) within the Applicable Territory. For purposes of this Agreement, the term "Applicable Territory" shall mean and include all of the United States of America, Western Europe and Canada and any other country in which the Company is engaged in Business during the term hereof, and the term "Business" shall mean any enterprise whose primary business is selling information about companies, people and industries to other businesses in direct competition with Company, including but not limited to [*], as well as any new entities (including entities that Executive may found), that are actively engaged in the provision of business information to users on a paid, subscription basis; provided that in order to enforce this non-competition restriction as against such an additional entity, the Company shall have given notice to Executive of the inclusion of such additional entity to the restricted employer list at least thirty (30) days prior to the date on which Executive was terminated; provided that if the existence of such new company does not become generally known within the business community until after Executive's termination, the Company shall have thirty (30) days from the earlier of the date on which it became aware of the existence of such entity, or the date on which it should reasonably have become aware of the existence of such entity based on publicly available information, to inform Executive of the application of this provision to such entity; and any other business engaged in by the Company or any of its subsidiaries or affiliates during the Term other than any business incidental to the operations of the Company or any of its subsidiaries taken together as a whole;

------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.


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          (b)  The "Noncompete Period" shall begin on the Effective Date of this Agreement and ends twelve (12) months after the termination of the Executive's employment with the Company for any reason whatsoever;

          (c) During the Non-Compete Period, the Executive shall not contact or solicit or encourage any of the following to discontinue his, her or its relationship with the Company or any subsidiary of the
               Company: (i) employees, (ii) suppliers, distributors or customers, (iii) former employees whose employment has been terminated for less than six (6) months, or (iv) potential suppliers, distributors or customers Executive had contact with or performed services for during his employment with the Company;

          (d) Notwithstanding anything set forth in this Agreement to the contrary, it shall not be a violation of this Agreement for the Executive to own, in the aggregate, less than two percent (2%) of any publicly traded entity competitive with the Company, if and only if the Executive does not provide services or information to that entity directly or indirectly, and does not act as officer, director, Executive, consultant or contractor, nor receive any economic benefit from such competitive business other than as a result of his ownership interest, and then only to the extent that the other owners receive the same economic benefit;

          (e)  The covenants and agreements of the Executive set forth in this
               Section 8 are ancillary to an otherwise enforceable agreement and supported by independent valuable consideration and are necessary to enforce the confidentiality provisions hereof, and the limitations as to time, geographic area and scope of activity to be restrained are reasonable and acceptable to the Executive and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company;

          (f) If, at some later date, a court of competent jurisdiction or any arbitrator determines that any of the provisions set forth in this Agreement do not meet the criteria for enforceability under applicable law, the Executive agrees that this Agreement may be reformed by such court or arbitrator pursuant to, and enforced to the maximum extent permitted by, applicable law;


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          (g)  The Executive acknowledges that any breach by him of this
               Agreement will result in irreparable harm to the Company with respect to which no adequate remedy at law shall exist. Accordingly, in addition to any other remedies available to the Company with respect to any actual or threatened breach of this Agreement, the Executive consents to the entry of any temporary and permanent injunctive relief, together with temporary restraining orders ancillary to the same;

          (h) The Company's obligations under Section 7(h)(i) of this Agreement (if any) shall cease in the event of Executive's material breach of his obligations under this Section 8; and

          (i) Section 8 shall survive the termination of this Agreement, the Term and/or the Executive's employment with the Company.

     9.   OPTIONS.

          In addition to the compensation described above, Executive will receive options to purchase 225,000 shares of the Company's common stock at an exercise price equal to the Company's closing stock price on the NASDAQ National Market System ("NASDAQ NMS") on the date of the option grant, such options to be granted pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") in accordance with the Option Agreement attached hereto as EXHIBIT B. Executive will also receive options to purchase 150,000 shares of the Company's common stock at an exercise price equal to the greater of $5.00 per share or the Company's closing stock price on the NASDAQ NMS on the date of the option grant, such options to be granted pursuant to the Plan in accordance with the Option Agreement attached hereto as EXHIBIT C. The options granted as described above have been approved by the Company's Board of Directors and will be governed in all respects by the Plan, and Executive and the Company agree to act in accordance with the terms of the Plan. The options shall vest in accordance with the Company's standard vesting schedule in effect on the date of grant.

     10. NO CONFLICTING OBLIGATIONS. Executive represents and warrants to the Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (ii) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) Executive is not subject to any pending or, to Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect


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          his ability to perform his obligations under this Agreement or the business reputation of the Company.

     11.  NONTRANSFERABILITY.

          Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive without the prior written consent of the Company.

     12.  WAIVER.

          The parties acknowledge and agree that the failure of either party to enforce any provision of this Employment Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Employment Agreement.

     13.  NOTICE.

          Any notice required or permitted to be given hereunder shall be in writing and delivered personally or mailed by prepaid registered mail to the party to be notified at the following addresses (or such other addresses as one party may notify the other of:

          (a)  To the Company at:

               1033 La Posada Drive, Suite 250.
               Austin, Texas 78752
               Attention:  General Counsel

               Following May 15, 2001:

               5800 Airport Blvd.
               Austin, Texas 78752

          (b)  To the Executive at:

               Jeffrey R. Tarr
               [*]
               [*]

     Any notice mailed as aforesaid shall be deemed to have been received on the third day following the mailing thereof.

------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.


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     14.  GOVERNING LAW AND FORUM FOR DISPUTES.

               This Agreement shall be interpreted in accordance with the laws of the State of Texas. The parties agree that any dispute arising hereunder shall be subject to final and binding arbitration conducted pursuant to the rules of the American Arbitration Association and the arbitration shall take place in Austin, Texas; provided that following a Change of Control, either party may, at their discretion, seek to resolve a dispute arising hereunder through arbitration, as described above, or by filing suit subject to the jurisdiction and venue provisions described below. The parties further agree that all disputes and/or proceedings which are not subject to final and binding arbitration or to enforce the results of such arbitration shall be submitted to the District Court of Travis County, Texas, which shall have exclusive jurisdiction and venue of any such dispute and/or proceeding and, also, shall have jurisdiction to enter any and all equitable relief ancillary to any such proceeding. The Executive acknowledges that a material portion of the business of the Company is conducted in Texas, and consents to the jurisdiction of, and service of process by, such court. Executive understands and agrees that the arbitration shall be instead of any jury trial and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees; that is, the arbitrator will not have authority to award attorneys' fees UNLESS a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers' compensation laws, and (ii) issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by the Company or which the Company could otherwise seek and (iii) issues pertaining to the validity, enforceability or breach Sections 6 or 8 of this Agreement; in the foregoing cases such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law.

     15.  FINAL AGREEMENT.

          Both parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties with respect to the subject matter hereof; that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and, that all previous employment agreements, either oral or written, are expressly superseded and revoked by this Agreement.

     16.  MODIFICATION.

          Both parties acknowledge and agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing, (ii) contains an express provision referencing this Agreement and (iii) is signed by the Company and the Executive.

     17.  BINDING EFFECT.

          This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     18.  LEGAL CONSULTATION.

          The Executive and the Company acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to the execution of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                         "COMPANY"
                         HOOVER'S, INC., a Delaware corporation

                         By: /s/ Kris Rao
                         Name:   Kris Rao
                         Title:  Vice President and General Counsel


                         "EXECUTIVE"

                         /s/ Jeffrey R. Tarr

                         JEFFREY R. TARR
                         SOCIAL SECURITY #:        [*]
                                            ----------------



-------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                 EXHIBIT A
Name:                                   Jeffrey R. Tarr
Position                                CEO and President
Annual Salary                           $250,000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      GOOD                      SUPERIOR           EXCELLENT
BONUS %                                                               15%                       30%                50%
TOTAL BONUS DOLLARS AVAILABLE AT LEVEL                                $37,500                   $75,000            $125,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                          WEIGHTING
GOALS                                           [*]        FACTOR
-----------------------------------------------------------------------------------------------------------------------------------

Meet or Beat Revenue Targets
for your department                             [*]         7.5%      [*]                       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------------------

Meet or Beat Gross Profit Targets                           7.5%      [*]                       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------------------

Meet or Beat Overall Corporate
Net Income Goals                                [*]        18.75%     [*]                       [*]                [*]
                                          Net:  [*]
-----------------------------------------------------------------------------------------------------------------------------------

Build Employee Talent, Loyalty and Esprit                   7.5%      Board evaluation          Board evaluation   Board evaluation
-----------------------------------------------------------------------------------------------------------------------------------

Develop / Communicate / Execute Strategy                   11.25%                                                  Board evaluation
-----------------------------------------------------------------------------------------------------------------------------------

Specific Operational Goals
(as referenced below)                                       22.5%                                                  Board evaluation
-----------------------------------------------------------------------------------------------------------------------------------


                                       17

Meet Additional Board Initiatives and Directives            25.0%     Board evaluation     Board evaluation    Board evaluation
-----------------------------------------------------------------------------------------------------------------------------------

Assumptions
     1. The above assumes no acquisitions or divestitures. If an acquisition or divestiture is made, the CEO and the Compensation Committee will agree on appropriate changes to revenue and [*] targets to reflect such acquisition(s) and/or divestiture(s).
     2.   [*]
     3. This plan applies to the full FY 2002, and the executive must be in place at the conclusion of FY 2002 (March 31, 2002) to collect any benefits under it, except in the event of termination for any reason following a change in control in which case bonus will be paid pro rata following fiscal year end. Except in the case of a change of control, this restriction will apply regardless of the cause of executive's termination of employment, subject to the provisions of executive's Employment Agreement with the Company.
     4. The determination of whether non-quantitative targets have been made and if so, whether they were at the Good, Superior or Excellent levels shall be made by the Chairman and Compensation Committee.

------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

Operational Goals
     1. Improve individual subscription, EWS subscription, and advertiser retention by 10 percentage points from March 01 quarter to March 02 quarter.
     2. Define final organizational structure for FY 2002 and onwards by October 1, 2001.
     3.   Keep turnover across the company to a rate 10% lower than FY 2001.
     4.   Achieve multiple of revenue and P/E ratios [*]
     5. Put in place systems to measure employee satisfaction and demonstrate improvement in those levels from Q2 to Q4 of FY 2002.
     6. Maintain or improve analyst coverage. Maintain or improve institutional ownership as a percent of total ownership, measured by 13F filings. Base will be ownership filed by July 15, 2001.
     7. Develop a sophisticated performance measurement program to use for FY 2003 and beyond, e.g., balanced scorecard, MBO plan, etc.
     8. Position the company for revenue and [*] growth in FY 2003 equal to or greater than budgeted growth for FY 2002.


-------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                                       EXHIBIT B

                                 HOOVER'S, INC.
                             STOCK OPTION AGREEMENT

RECITALS

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The option shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime either as (i) a gift to one or more family members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                    (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the EARLIER of (i) the expiration of the three (3)-month period measured from the date of such cessation of Service or (ii) the Expiration Date.

                    (ii) Should Optionee die while holding this option, then Optionee's Beneficiary shall have the right to exercise this option until the EARLIER of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                    (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the twelve
     (12)-month period measured from the date of such cessation of Service or
     (ii) the Expiration Date.

                    (iv) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding to the extent this option is not otherwise at that time exercisable for vested shares.

                    (v) Should Optionee's Service be terminated for Misconduct or should Optionee engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to be outstanding.

          6. SPECIAL ACCELERATION OF OPTION.

               (a) In the event of a Change in Control, this option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control or (ii) this option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise schedule set forth in the Grant Notice.

               (b) Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

               (c) If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9. MANNER OF EXERCISING OPTION. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                          (A) cash or check made payable to the Corporation;

                          (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                          (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                          (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

               (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

          10. COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's assigns and Beneficiaries.

          12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules.

          16. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

          17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                    (i) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                    (ii) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                    (iii) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                    (iv) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          18. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                    (i) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                    (ii) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

                    (iii) If this option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                          (A) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave, unless Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the income and employment withholding taxes applicable to such exercise.

                    (iv) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                    EXHIBIT I

                               NOTICE OF EXERCISE

          I hereby notify Hoover's, Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1999 Stock Incentive Plan on __________.

          Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


-------------------
Date

                                                ------------------------------
                                                Optionee


                                                Address:
                                                        ----------------------
                                                ------------------------------

Print name in exact manner it is to appear on
the stock certificate:                          ------------------------------

Address to which certificate is to be sent, if
different from address above:                   ------------------------------

                                                ------------------------------

Social Security Number:

Employee Number
                                                ------------------------------

                                APPENDIX

          The following definitions shall be in effect under the Agreement:

          A. AGREEMENT shall mean this Stock Option Agreement.

          B. BENEFICIARY shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by Optionee, pursuant to such procedure, to succeed to Optionee's rights under the option evidenced by this Agreement to the extent the option is held by Optionee at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of Optionee or the person or persons to whom the option is transferred by will or the laws of descent and distribution.

          C. BOARD shall mean the Corporation's Board of Directors.

          D. CHANCE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

               (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction.

               (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

               (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders to accept.

          E. CODE shall mean the Internal Revenue Code of 1986, as amended.

          F. COMMON STOCK shall mean the Corporation's common stock.

          G. CORPORATION shall mean Hoover's, Inc., a Delaware corporation.

          H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

          J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

          K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

          L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

          N. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          O. IMMEDIATE FAMILY of Optionee shall mean Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

          P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

          Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

          R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

          T. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

          U. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

          V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          W. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          X. PLAN shall mean the Corporation's 1999 Stock Incentive Plan.

          Y. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

          Z. SERVICE shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

          AA. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

          BB. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between Hoover's, Inc. (the "Corporation") and Jeffrey R. Tarr ("Optionee") evidencing the stock option (the "Option") granted on May 22, 2001 to Optionee under the terms of the Corporation's 1999 Stock Incentive Plan (the "Plan"), and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                             INVOLUNTARY TERMINATION
                           FOLLOWING CHANGE IN CONTROL

          1. To the extent the Option does not accelerate, in connection with a Change in Control, the Option shall continue, over Optionee's period of Service after the Change in Control, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following such Change in Control, the Option (or any replacement grant), to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate as follows: in the event that the Involuntary Termination occurs on or prior to May 22, 2002, then the Option Shares shall automatically accelerate such that a total of one-half (1/2) of the Option Shares will be fully-vested as of such Involuntary Termination and may be exercised for any or all of such accelerated Option Shares as fully-vested shares of Common Stock. In the event that the Involuntary Termination occurs following May 22, 2002, then the Option Shares shall accelerate such that the total number of Option Shares that would be fully exercisable eighteen (18) months following the date of the Involuntary Termination shall automatically accelerate as of the date of such Involuntary Termination and may be exercised for any or all of such accelerated Option Shares as fully-vested shares of Common Stock.

          2. The Option as accelerated under Paragraph 1 shall remain so exercisable until the EARLIER of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the effective date of Optionee's Involuntary Termination.

          3. For purposes of this Addendum, an INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service by reason of:

                     (A) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                     (B) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, with a material reduction in level of responsibility to be considered taking in to account all of the facts and circumstances, including without limitation the revenues, strategic direction and the number of employees of the operation(s) managed by Optionee prior to and following such Change in Control, (B) any reduction in Optionee's base salary, or a reduction in the level of Optionee's other compensation (including fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

          4. The provisions of Paragraph 2 of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee's Service within twelve (12) months after the Change in Control and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement.

          5. To the extent the provisions of this Addendum are inconsistent with the Plan, and/or the Stock Option Agreement, this Addendum shall control for all purposes and any portions of the Plan and/or the Stock Option Agreement which would otherwise effect Optionee's ability to exercise options referenced in this Addendum will not apply or interfere with Optionee's rights under this Addendum.

                             [HOOVER'S ONLINE LOGO]

                                 HOOVER'S, INC.
                         NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hoover's, Inc. (the "Corporation"):

          OPTIONEE:  Jeffrey R. Tarr

          GRANT DATE: May 22, 2001

          VESTING COMMENCEMENT DATE: May 22, 2001

          EXERCISE PRICE: $5.00

          NUMBER OF OPTION SHARES: 150,000

          EXPIRATION DATE: May 21, 2011

          TYPE OF OPTION:     Non-Qualified Stock Option

          EXERCISE SCHEDULE: The Option shall become exercisable with respect to six and one-quarter percent (6.25%) of the Option Shares upon Optionee's completion of each three (3) months of service over the four (4) year period measured from the Vesting Commencement Date (subject to acceleration as provided in Paragraph 6(a) of the Option Grant Agreement). Vesting shall occur on the twenty-second day of every third month following the Vesting Commencement Date, beginning on August 22, 2001. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Hoover's, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: May 22, 2001


                     HOOVER'S, INC.


                     By:
                       ---------------------------------------
                     Title: Chairman



                     -----------------------------------------
                     Jeffrey R. Tarr

                     Address:
                             ---------------------------------

                     -----------------------------------------





     ATTACHMENTS
     Exhibit A - Stock Option Agreement

                            [HOOVER'S ONLINE LOGO]

                                 HOOVER'S, INC.
                         NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hoover's, Inc. (the "Corporation"):

          OPTIONEE:  Jeffrey R. Tarr

          GRANT DATE: May 22, 2001

          VESTING COMMENCEMENT DATE: May 22, 2001

          EXERCISE PRICE: $__.____ [CLOSING PRICE AS OF MAY 22, 2001]

          NUMBER OF OPTION SHARES: 225,000

          EXPIRATION DATE: May 21, 2011

          TYPE OF OPTION:     __________ Incentive Stock Options
     and _____________

          Non-Qualified Stock Options (TO BE CALCULATED BASED ON
     EXERCISE PRICE)

          EXERCISE SCHEDULE: The Option shall become exercisable with respect to six and one-quarter percent (6.25%) of the Option Shares upon Optionee's completion of each three (3) months of service over the four (4) year period measured from the Vesting Commencement Date (subject to acceleration as provided in the Stock Option Agreement and Addendum thereto attached hereto as EXHIBIT A). Vesting shall occur on the twenty-second day of every third month following the Vesting Commencement Date, beginning on August 22, 2001. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Hoover's, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and Addendum thereto attached hereto as EXHIBIT A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:         May 22, 2001


                     HOOVER'S, INC.


                     By:
                        --------------------------------

                     Title: Chairman



                     -----------------------------------
                     Jeffrey R. Tarr

                     Address:
                             ---------------------------

                     -----------------------------------






     ATTACHMENTS
     Exhibit A - Stock Option Agreement